                                 MBNA CAPITAL C

                             OFFER TO EXCHANGE ITS

         8.25% TRUST ORIGINATED PREFERRED SECURITIES(SM) ("TOPRS(SM)")

         (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY AND GUARANTEED TO THE EXTENT SET FORTH IN THE PROSPECTUS BY MBNA CORPORATION)

                     FOR ANY AND ALL OUTSTANDING SHARES OF
                   7.50% CUMULATIVE PREFERRED STOCK, SERIES A

                               (CUSIP 55262L209)


                                       OF

                                MBNA CORPORATION
--------------------------------------------------------------------------------


                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
       12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, MARCH 26, 1997,
                          UNLESS THE OFFER IS EXTENDED

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                                                               February 27, 1997

To Our Clients:


Enclosed for your consideration are the Prospectus dated February 27, 1997 (the "Prospectus") and the Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by MBNA Capital C, a Delaware statutory business trust (the "Trust"), to exchange its 8.25% Trust Originated Preferred Securities(SM) ("TOPrS(SM)") (the "Preferred Securities"), for any and all shares of 7.50% Cumulative Preferred Stock, Series A (the "Series A Preferred Shares"), of MBNA Corporation, a Maryland corporation ("MBNA"), not owned by MBNA, that are validly tendered and accepted for exchange pursuant to the Offer. In connection with the Offer, MBNA will deposit in the Trust as trust assets its 8.25% Junior Subordinated Deferrable Interest Debentures, Series C, due 2027 as set forth in the Prospectus.


     Pursuant to the Offer, exchanges will be made on the basis of one Preferred Security for each Series A Preferred Share validly tendered and accepted for exchange in the Offer.

     The Trust will accept for exchange Series A Preferred Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer. We are the holder of record of Series A Preferred Shares held for your account. A tender of such Series A Preferred Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Series A Preferred Shares held by us for your account.

     We request instructions as to whether you wish us to tender any or all of the Series A Preferred Shares held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. We also request that you designate, in the box captioned "Soliciting Tenders," any Soliciting Dealer who solicited your tender of Series A Preferred Shares.

Your attention is called to the following:


     1. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Wednesday, March 26, 1997, unless the Offer is extended.


---------------

(SM)"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

     2. Consummation of the Offer is conditioned on, among other things, tenders by a sufficient number of holders of Series A Preferred Shares such that there be at least 400 record or beneficial holders of at least 1,000,000 Preferred Securities to be issued in exchange for such Series A Preferred Shares (the "Minimum Distribution Condition"), which condition may not be waived.


     3. The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer and not accept for exchange any Series A Preferred Shares and promptly return all Series A Preferred Shares upon the failure of any of the conditions specified above and in "The Offer -- Conditions to the Offer" in the Prospectus, (ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Series A Preferred Shares previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Series A Preferred Shares tendered pursuant to such Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see "The Offer -- Withdrawal of Tenders" in the Prospectus, (iv) amend the terms of the Offer, (v) modify the form of the consideration to be paid pursuant to the Offer, or (vi) not accept for exchange Series A Preferred Shares at any time on or prior to the Expiration Date, for any reason, including, without limitation, if fewer than 100,000 Series A Preferred Shares would remain outstanding upon acceptance of those tendered (which condition may be waived by the Trust). Any amendment applicable to the Offer will apply to all Series A Preferred Shares tendered pursuant to the Offer. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the amount of Series A Preferred Shares sought for exchange or an increase or decrease in the consideration offered to holders of Series A Preferred Shares, depends upon the facts and circumstances, including the relative materiality of such terms or information. See "The
Offer -- Expiration Date; Extensions; Amendments; Termination" in the
Prospectus.


     4. Tendering shareholders will not pay brokerage fees or commissions, solicitation fees or, subject to Instruction 6 of the Letter of Transmittal, any stock transfer taxes applicable to the exchange of Series A Preferred Shares pursuant to the Offer.

     Please note that a Question and Answer Pamphlet regarding the Preferred Securities is enclosed for your information.

     If your wish to have us tender any or all of your Series A Preferred Shares, please so instruct us by completing, executing, detaching and returning to us the instructions form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Series A Preferred Shares, all such Series A Preferred Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

     THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF SERIES A PREFERRED SHARES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS THE LAWS OF WHICH REQUIRE THAT THE OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE TRUST BY MERRILL LYNCH & CO. OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                     INSTRUCTIONS WITH RESPECT TO THE OFFER


     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated February 27, 1997 and the Letter of Transmittal in connection with the Offer by the Trust to exchange its Preferred Securities for any and all Series A Preferred Shares of MBNA that are validly tendered and accepted for exchange. Pursuant to the Offer, exchanges will be made on the basis of one Preferred Security for each Series A Preferred Share validly tendered and accepted for exchange in the Offer.


     This will instruct you to tender the number of Series A Preferred Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

[ ] By checking this box, all Series A Preferred Shares held by you for our account, including fractional shares, will be tendered in the Offer. If fewer than all Series A Preferred Shares are to be tendered, we have checked the box below and indicated the aggregate number of Series A Preferred Shares to be tendered by you.

[ ]        shares*
---------------

* Unless otherwise indicated, it will be assumed that all Series A Preferred Shares held by us for your account are to be tendered.

                                   SIGN HERE

Signature(s):________________________________________________________________

Name(s):_____________________________________________________________________

Address:_____________________________________________________________________

_____________________________________________________________________________

Social Security or Taxpayer ID No.:__________________________________________

Dated:_______________________________________________________________________

                                (SEE OTHER SIDE)

            PLEASE DESIGNATE IN THE BOX BELOW ANY SOLICITING DEALER
                           WHO SOLICITED YOUR TENDER.

                               SOLICITED TENDERS

The undersigned represents that the Soliciting Dealer who solicited and obtained this tender is:

Name of Firm:
                                      (Please print)

Name of Individual Broker
or Financial Consultant:

Identification Number (if known):
Address:
--------------------------------------------------------------------------------
                               (Include zip code)

                                   SIGN HERE

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     Signature(s)                                          Print name(s) and address(es) here
 Dated ---------------------------
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